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    As filed with the Securities and Exchange Commission on October 14, 1997

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             TOYMAX INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)

             Delaware                                   11-3391335
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(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

125 E. Bethpage Road, Plainview, New York               11803
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(Address of principal executive offices)              (Zip Code)

If this Form relates to the registration of a
class of debt securities and is effective upon
filing pursuant to General Instruction A(c)(1)
please check the following box.    /   /


If this Form relates to the registration of a
class of debt securities and is to become effective
simultaneously with the effectiveness of a concurrent
registration statement under the Securities Act of
1933 pursuant to General Instruction A(c)(2) please check
the following box.                /    /

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Exchange on Which
        to be so Registered                 Each Class is to be Registered
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 Common Stock, $.01 par value                  The Nasdaq National Market
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Securities to be registered pursuant to Section 12(g) of the Act:

                                        N/A
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                               (Title of Class)

                        Exhibit Index begins on Page 2
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Item 1.  Description of Registrant's
         Securities to be Registered

         The information appearing under the caption "Common Stock" found in the section titled "Description of Securities" on page 60 of the Registrant's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-33409) as filed with the Securities and Exchange Commission on September 23, 1997 and appearing subsequently in any prospectus included in such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933 is incorporated herein by reference.

Item 2.  Exhibits

    1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(b) to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-33409) as filed with the Securities and Exchange Commission on September 23, 1997).

    2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-33409) as filed with the Securities and Exchange Commission on September 23, 1997).

    3. Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-33409) as filed with the Securities and Exchange Commission on September 23, 1997).


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                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                             TOYMAX INTERNATIONAL, INC.


                             By:/s/ Steven A. Lebensfeld
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                                Steven A. Lebensfeld
                                President


Dated:  October 14, 1997



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